Supplemental Operating & Financial Data Third Quarter Ended September 30, 2021

Supplemental Financial and Operating Information | As of September 30, 20211 Table of Contents Financial Summary Consolidated Statements of Operations 2 Funds from Operations and Adjusted Funds from Operations 3 Consolidated Balance Sheets 4 GAAP Reconciliations to EBITDAre, GAAP NOI and Cash NOI 5 Market Capitalization, Debt Summary and Leverage Metrics 6 Net Investment Activity Investment Summary 7 Disposition Summary 8 Portfolio Summary Portfolio Highlights 9 Tenant and Industry Diversification 10 Portfolio Health 11 Leasing Summary Leasing Expiration Schedule, Leasing Activity and Statistics 12 Same-Store Analysis 13 Lease Escalations 14 Glossary 15-17

Financial Summary

Consolidated Statements of Operations

(in thousands, except share and per share data)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:				
Rental revenue[1,2,3]	$ 54,929	$ 40,799	$ 153,511	$ 116,806
Interest on loans and direct financing lease receivables	4,574	2,054	11,558	6,030
Other revenue, net	98	56	150	64
Total revenues	59,601	42,909	165,219	122,900
Expenses:				
General and administrative[4]	5,596	5,917	18,497	19,706
Property expenses[5]	1,358	810	3,946	1,755
Depreciation and amortization	17,355	13,966	50,185	40,442
Provision for impairment of real estate	—	3,221	6,120	5,080
Change in provision for loan losses	16	14	(112)	531
Total expenses	24,325	23,928	78,636	67,514
Other operating income:				
Gain on dispositions of real estate, net	1,343	1,003	8,841	3,971
Income from operations	36,619	19,984	95,424	59,357
Other (expense)/income:				
Loss on repayment of secured borrowings[6]	—	—	(4,461)	(924)
Interest expense	(8,955)	(7,651)	(24,444)	(21,887)
Interest income	37	58	74	433
Income before income tax expense	27,701	12,391	66,593	36,979
Income tax expense	55	55	172	156
Net income	27,646	12,336	66,421	36,823
Net income attributable to non-controlling interests	(139)	(73)	(335)	(220)
Net income attributable to stockholders and members	$ 27,507	$ 12,263	$ 66,086	$ 36,603
Basic weighted-average shares outstanding	119,230,645	94,259,150	114,223,586	92,070,002
Basic net income per share	$ 0.23	$ 0.13	$ 0.58	$ 0.39
Diluted weighted-average shares outstanding	120,298,680	95,039,832	115,339,656	92,959,708
Diluted net income per share	$ 0.23	$ 0.13	$ 0.57	$ 0.39

1. Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $233, $99, $464 and $356 for the three and nine months ended September 30, 2021 and 2020, respectively.
2. Includes reimbursable income from the Company's tenants of $383, $71, $1,235 and $583 for the three and nine months ended September 30, 2021 and 2020, respectively
3. During the nine months ended September 30, 2021, includes the recognition of $2,061 and $1,044 of cash and straight-line rent receivables, respectively, for previously unaccrued amounts from tenants that were moved from non-accrual to accrual accounting.
4. During the three and nine months ended September 30, 2020, includes non-recurring expenses of $115 and $234, respectively, for reimbursement of executive relocation costs and non-recurring recruiting costs and, during the nine months ended September 30, 2020, includes $1,093 for costs and charges incurred in connection with the termination of one of our executive officers.
5. Includes reimbursable expenses from the Company's tenants of $383, $175, $1,233, and $686 for the three and nine months ended September 30, 2021 and 2020, respectively.
6. Includes a make-whole payment of $2,543 and the write-off of $1,873 of deferred financing costs during the nine months ended September 30, 2021 and the write-off of $924 of deferred financing costs during the nine months ended September 30, 2020.

2 Supplemental Financial and Operating Information | As of September 30, 2021 ESSENTIAL PROPERTIES

Financial Summary

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

(unaudited, in thousands except per share amounts)	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Net income	$ 27,646	$ 12,336	$ 66,421	$ 36,823
Depreciation and amortization of real estate	17,329	13,903	50,108	40,330
Provision for impairment of real estate	—	3,221	6,120	5,080
Gain on dispositions of real estate, net	(1,343)	(1,003)	(8,841)	(3,971)
Funds from Operations	43,632	28,457	113,808	78,262
Other non-recurring expenses[1,2]	—	116	4,461	2,252
Core Funds from Operations	43,632	28,573	118,269	80,514
Adjustments:				
Straight-line rental revenue, net	(5,086)	(3,960)	(13,950)	(9,321)
Non-cash interest expense	488	764	1,407	1,535
Non-cash compensation expense	1,103	1,351	4,554	4,041
Other amortization expense	68	(335)	2,487	1,018
Other non-cash charges	15	14	(118)	530
Capitalized interest expense	(19)	(63)	(55)	(223)
Transaction costs	—	3	—	112
Adjusted Funds from Operations	$ 40,201	$ 26,347	$ 112,594	$ 78,206
Net income per share[3]:				
Basic	$ 0.23	$ 0.13	$ 0.58	$ 0.39
Diluted	$ 0.23	$ 0.13	$ 0.57	$ 0.39
FFO per share[3]:				
Basic	$ 0.36	$ 0.26	$ 0.99	$ 0.54
Diluted	$ 0.36	$ 0.26	$ 0.98	$ 0.54
Core FFO per share[3]:				
Basic	$ 0.36	$ 0.27	$ 1.03	$ 0.57
Diluted	$ 0.36	$ 0.27	$ 1.02	$ 0.56
AFFO per share[3]:				
Basic	$ 0.33	$ 0.27	$ 0.98	$ 0.57
Diluted	$ 0.33	$ 0.27	$ 0.97	$ 0.56

1. During the nine months ended September 30, 2021, includes a make-whole payment of $2,543 and the write-off of $1,873 of deferred financing costs.
2. Includes non-recurring expenses of $39 related to reimbursement of executive relocation costs during the three and nine months ended September 30, 2020, $1,093 for severance payments and acceleration of non-cash compensation expense in connection with the termination of one of our executive officers during the nine months ended September 30, 2020, $77 and $196, respectively, of non-recurring recruiting costs during the three and nine months ended September 30, 2020, and our $924 loss on repayment of secured borrowings during the nine months ended September 30, 2020.
3. Calculations exclude $61, $95, $249 and $302 from the numerator for the three and nine months ended September 30, 2021 and 2020, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

3 Supplemental Financial and Operating Information | As of September 30, 2021 ESSENTIAL PROPERTIES

Supplemental Financial and Operating Information | As of September 30, 20214 l t l i ci l r ti I f r ti | s f t r , 4 Financial Summary Consolidated Balance Sheets (in thousands, except share and per share amounts) September 30, 2021 December 31, 2020 ASSETS (unaudited) (audited) Investments: Real estate investments, at cost: Land and improvements $ 925,622 $ 741,254 Building and improvements 1,859,189 1,519,665 Lease incentive 13,212 14,297 Construction in progress 2,797 3,908 Intangible lease assets 87,167 80,271 Total real estate investments, at cost 2,887,987 2,359,395 Less: accumulated depreciation and amortization (182,567) (136,097) Total real estate investments, net 2,705,420 2,223,298 Loans and direct financing lease receivables, net 237,117 152,220 Real estate investments held for sale, net 3,984 17,058 Net investments 2,946,521 2,392,576 Cash and cash equivalents 27,509 26,602 Restricted cash — 6,388 Straight-line rent receivable, net 52,825 37,830 Rent receivables, prepaid expenses and other assets, net 26,832 25,406 Total assets $ 3,053,687 $ 2,488,802 LIABILITIES AND EQUITY Secured borrowings, net of deferred financing costs $ — $ 171,007 Unsecured term loans, net of deferred financing costs 626,805 626,272 Senior unsecured notes, net 394,632 — Revolving credit facility — 18,000 Intangible lease liabilities, net 12,867 10,168 Dividend payable 30,534 25,703 Derivative liabilities 20,510 38,912 Accrued liabilities and other payables 23,949 16,792 Total liabilities 1,109,297 906,854 Commitments and contingencies — — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of 9/30/21 and 12/31/20 — — Common stock, $0.01 par value; 500,000,000 authorized; 121,362,362 and 106,361,524 issued and outstanding as of 9/30/21 and 12/31/20, respectively 1,214 1,064 Additional paid-in capital 2,057,674 1,688,540 Distributions in excess of cumulative earnings (98,129) (77,665) Accumulated other comprehensive loss (23,561) (37,181) Total stockholders' equity 1,937,198 1,574,758 Non-controlling interests 7,191 7,190 Total equity 1,944,389 1,581,948 Total liabilities and equity $ 3,053,686 $ 2,488,802

Financial Summary

GAAP Reconciliations to EBITDA*re*, GAAP NOI, Cash NOI and Estimated Run Rate Metrics

(unaudited, in thousands)		Three Months Ended September 30, 2021
Net income	$	27,646
Depreciation and amortization		17,355
Interest expense		8,955
Interest income		(37)
Income tax expense		55
EBITDA		53,974
Provision for impairment of real estate		—
Gain on dispositions of real estate, net		(1,343)
EBITDA*re*		52,631
Adjustment for current quarter re-leasing, acquisition and disposition activity[1]		2,665
Adjustment to exclude other non-recurring activity[2]		16
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]		(125)
Adjusted EBITDA*re* - Current Estimated Run Rate		55,187
General and administrative		5,596
Adjusted net operating income ("NOI")		60,783
Straight-line rental revenue, net[1]		(5,172)
Other amortization expense[3]		190
Adjusted Cash NOI	$	55,801
Annualized EBITDA*re*	$	210,524
Annualized Adjusted EBITDA*re*	$	220,748
Annualized Adjusted NOI	$	243,132
Annualized Adjusted Cash NOI	$	223,204

1. These adjustments are made to reflect EBITDA*re*, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate made during the three months ended September 30, 2021 had occurred on July 1, 2021.
2. Adjustment includes the $16 adjustment to our provision for loan loss.
3. Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease and lease termination or loan prepayment fees.

5 Supplemental Financial and Operating Information | As of September 30, 2021 ESSENTIAL PROPERTIES

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

(dollars in thousands, except share and per share amounts)	September 30, 2021	Rate	Maturity
Total secured debt	$ —	—%	N/A
Unsecured debt:			
$200mm term loan	$ 200,000	3.26%	2.5 years
$430mm term loan	430,000	3.02%	5.2 years
Senior Unsecured Notes	400,000	3.12%	9.8 years
Revolving credit facility[1]	—	—%	1.5 years
Total unsecured debt	$ 1,030,000	3.11%	6.4 years
Gross debt	$ 1,030,000	3.11%	6.4 years
Less: cash & cash equivalents	(27,509)		
Less: restricted cash available for future investment	—		
Net debt	$ 1,002,491		
Equity:			
Preferred stock	$ —		
Common stock & OP units (121,916,209 shares @ $27.92/share as of 9/30/21)[2]	3,403,901		
Total equity	$ 3,403,901		
Total enterprise value ("TEV")	$ 4,406,392		
Net Debt / TEV	22.8%		
Net Debt / Annualized Adjusted EBITDA*re*	4.5x		

1. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
2. Common equity & units as of September 30, 2021, based on 121,362,362 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

6 Supplemental Financial and Operating Information | As of September 30, 2021 ESSENTIAL PROPERTIES

Supplemental Financial and Operating Information | As of September 30, 20217 Net Investment Activity Investment Summary 1. Includes investments in mortgage loans receivable. 2. Cash ABR for the first full month after the investment divided by the gross investment in the property plus transaction costs. 3. GAAP rent and interest income for the first twelve months after the investment divided by the gross investment in the property plus transaction costs. 4. As a percentage of cash ABR for the quarter. 5. Includes investments in mortgage loan receivables collateralized by more than one property. 6. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. Investments1 4Q’19 1Q’20 2Q’20 3Q’20 4Q’20 1Q’21 2Q'21 3Q'21 Number of Transactions 41 32 11 19 33 22 34 31 Property Count 94 63 13 50 108 74 94 85 Avg. Investment per Unit (in 000s) $2,049 $2,551 $2,870 $2,866 $2,218 $2,650 $2,354 $2,676 Cash Cap Rates2 7.3% 7.1% 7.4% 7.1% 7.1% 7.0% 7.1% 7.0% GAAP Cap Rates3 8.0% 8.0% 8.1% 7.9% 7.7% 7.9% 7.8% 7.9% Master Lease %4,5 41% 54% 68% 79% 89% 79% 83% 80% Sale-Leaseback %4,6 81% 88% 100% 92% 88% 85% 88% 84% % of Financial Reporting4 99% 100% 100% 100% 100% 100% 100% 100% Rent Coverage Ratio 3.1x 2.7x 4.3x 2.8x 3.6x 3.0x 2.7x 2.8x Lease Term Years 16.3 16.1 16.7 17.6 16.3 16.1 13.5 16.4 $204,709 $167,490 $42,369 $148,877 $244,078 $197,816 $223,186 $230,755 $0 $40,000 $80,000 $120,000 $160,000 $200,000 $240,000 $280,000 In v es tm e n t A ct iv it y ($ 0 00 s )

Supplemental Financial and Operating Information | As of September 30, 20218 Net Investment Activity Disposition Summary 1. Includes the impact of transaction costs. 2. Gains/(losses) based on our initial purchase price. 3. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. 4. Property count excludes dispositions in which only a portion of the owned parcel is sold. 5. Excludes properties sold pursuant to an existing tenant purchase option. Dispositions 4Q’19 1Q’20 2Q’20 3Q’20 4Q’20 1Q’21 2Q'21 3Q'21 Realized Gain/(Loss)1,2 8.5% 3.2%5 29.5% (4.5%) (10.2%) 4.5% (7.3%) 29.8%5 Cash Cap Rate on Leased Assets3 6.9% 7.1%5 6.8% 7.0% 7.4% 7.1% 7.1% 6.5%5 Leased Properties Sold4 7 10 3 11 21 15 6 11 Vacant Properties Sold4 1 -- -- 3 2 1 1 -- Rent Coverage Ratio 1.7x 0.7x 1.3x 2.2x 2.3x 1.8x 1.8x 1.2x $15,229 $19,571 $3,420 $19,595 $39,042 $25,197 $19,578 $10,089 $0 $10,000 $20,000 $30,000 $40,000 D is p o s it io n A ct iv it y ($ 0 00 s )1

Supplemental Financial and Operating Information | As of September 30, 20219 Portfolio Summary Portfolio Highlights Investment Properties (#)1 1,397 Square Footage (mm) 12.4 Tenants (#) 297 Concepts (#) 423 Industries (#) 17 States (#) 45 Weighted Average Remaining Lease Term (Years) 13.9 Triple-Net Leases (% of Cash ABR) 94.5% Master Leases (% of Cash ABR) 60.8% Sale-Leaseback (% of Cash ABR)2,3 83.3% Unit-Level Rent Coverage 3.5x Unit-Level Financial Reporting (% of Cash ABR) 98.4% Leased (%) 99.9% Top 10 Tenants (% of Cash ABR) 19.0% Average Investment Per Property ($mm) $2.2 Total Cash ABR ($mm) $225.5 1. Includes 158 properties that secure mortgage loans receivable. 2. Exclusive of our Initial Portfolio. 3. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. As of September 30, 2021

Portfolio Summary

Tenant and Industry Diversification

Top 10 Tenants

Top 10 Tenants[1,2]	Properties	% of Cash ABR
Equipment Share	21	2.7%
Captain D's	74	2.3%
Cadence Education	23	2.1%
Mister	13	1.9%
Spare Time Entertainment	6	1.9%
The Nest Schools	16	1.7%
Couche-Tard / Circle K	34	1.7%
HARPS	19	1.6%
amc	5	1.6%
Mavis Tires. Brakes	19	1.5%
Top 10 Tenants	**230**	**19.0%**
Total	**1,397**	**100.0%**

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[3]	Building SqFt	Rent Per SqFt[4]
Early Childhood Education	Service	$ 32,631	14.5%	142	1,512,418	$ 21.26
Quick Service	Service	29,704	13.2%	359	988,827	30.02
Car Washes	Service	29,121	12.9%	120	563,278	50.81
Medical / Dental	Service	26,481	11.7%	161	1,098,234	24.15
Automotive Service	Service	18,403	8.2%	137	920,670	20.66
Convenience Stores	Service	15,390	6.8%	135	529,990	29.04
Casual Dining	Service	14,439	6.4%	97	549,047	26.82
Equipment Rental and Sales	Service	7,835	3.5%	35	634,578	12.10
Family Dining	Service	5,581	2.5%	37	220,106	26.28
Other Services	Service	5,306	2.4%	24	292,129	18.79
Pet Care Services	Service	4,031	1.8%	40	300,133	16.36
Service Subtotal		**188,922**	**83.8%**	**1,287**	**7,609,410**	**25.04**
Health and Fitness	Experience	10,355	4.6%	27	1,087,279	9.58
Entertainment	Experience	9,683	4.3%	24	775,855	12.47
Movie Theatres	Experience	4,170	1.8%	6	293,206	14.22
Experience Subtotal		**24,208**	**10.7%**	**57**	**2,156,340**	**11.26**
Grocery	Retail	6,483	2.9%	25	1,108,740	5.85
Home Furnishings	Retail	2,048	0.9%	4	217,339	9.42
Retail Subtotal		**8,531**	**3.8%**	**29**	**1,326,079**	**6.43**
Building Materials	Industrial	3,801	1.7%	23	1,257,017	3.02
Total		**$ 225,462**	**100.0%**	**1,396**	**12,348,846**	**$ 18.33**

1. Includes 158 properties that secure mortgage loans receivable.
2. Exclusive of our Initial Portfolio.
3. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions.

10

Supplemental Financial and Operating Information | As of September 30, 2021

ESSENTIAL PROPERTIES

Supplemental Financial and Operating Information | As of September 30, 202111 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20 21 20 22 20 23 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 36 20 37 20 38 T he re a fte r % o f C a sh A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR 29.0% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% C C C + B - B B + B B - B B B B + B B B - B B B B B B + A - A A + A A - % o f C a sh A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR Portfolio Summary Portfolio Health Tenant Financial Reporting Requirements % of Cash ABR by Unit-Level Coverage Tranche1 Unit-Level Coverage by Lease ExpirationUnit-Level Coverage by Tenant Credit2 Note: ‘NR’ means not reported. 1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases. 2. The chart illustrates the portions of annualized base rent as of September 30, 2021 attributable to leases with tenants having specified implied credit ratings based on their Moody’s RiskCalc scores. Moody’s equates the EDF scores generated using RiskCalc with a corresponding credit rating. Reporting Requirements % of Cash ABR Unit-Level Financial Information 98.4% Corporate-Level Financial Reporting 98.4% Both Unit-Level and Corporate-Level Financial Information 98.2% No Financial Information 1.4% Rent Coverage Ratio (x) Rent Coverage Ratio (x) ≥ 2.00x 64.3% Not Reported 1.5% 1.50x to 1.99x 17.1% 1.00x to 1.49x 6.5% < 1.00x 10.5%

Leasing Summary

Leasing Expiration Schedule, Leasing Activity and Statistics

Annual Lease Expiration by Cash ABR

Year[1]	Cash ABR	% of Cash ABR	# of Properties[2]	Wgt. Avg. Coverage[3]
2021	$ —	0.0%	—	—
2022	490	0.2%	5	3.0x
2023	1,412	0.6%	16	3.8x
2024	4,926	2.2%	49	4.8x
2025	1,736	0.8%	18	2.3x
2026	4,475	2.0%	30	3.3x
2027	4,490	2.0%	28	3.0x
2028	4,337	1.9%	15	1.7x
2029	5,353	2.4%	75	4.3x
2030	5,249	2.3%	49	4.5x
2031	12,760	5.7%	83	2.6x
2032	10,372	4.6%	46	4.6x
2033	7,889	3.5%	26	3.1x
2034	31,586	14.0%	240	5.3x
2035	20,691	9.2%	128	2.8x
2036	25,126	11.1%	135	3.0x
2037	7,779	3.5%	39	8.7x
2038	11,920	5.3%	74	2.0x
2039	22,418	9.9%	119	3.2x
2040	28,026	12.4%	142	2.6x
Thereafter	14,427	6.4%	79	2.5x
Total	**$225,462**	**100.0%**	**1,396**	**3.5x**

Leasing Activity – Trailing 12 Months

$(000)s	Lease Renewals	Terminated Leases Re-Leased Without Vacancy	Terminated Leases Re-Leased After Vacancy	Total Leasing
Prior Cash ABR	$ 72	$ 6,247	4,673	$ 10,991
New Cash ABR[4]	74	5,379	4,162	9,614
Recovery Rate	103.0%	86.1%	89.1%	87.5%
Number of Leases	1	39	20	60
Average Months Vacant	—	—	3.9	—
% of Total Cash ABR[5]	0.0%	2.4%	1.8%	4.3%

Leasing Statistics

Vacant Properties at June 30, 2021	**2**
Expiration Activity	—
Lease Termination	+4
Vacant Property Sales	0
Lease Activity	-5
Vacant Properties at September 30, 2021	**1**

1. Expiration year of contracts in place as of September 30, 2021 and excludes any tenant option renewal periods that have not been exercised.
2. Property count includes 158 properties that secure mortgage loans receivable, but excludes one vacant property.
3. Weighted by cash ABR as of September 30, 2021.
4. New cash ABR reflects full lease rental rate without giving effect to free rent or discounted rent periods.
5. New cash ABR divided by total cash ABR as of September 30, 2021.

12 Supplemental Financial and Operating Information | As of September 30, 2021 ESSENTIAL PROPERTIES

Supplemental Financial and Operating Information | As of September 30, 202113 Leasing Summary Same-Store Analysis Same-Store Portfolio: All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is June 30, 2020 through September 30, 2021. The same- store portfolio for 3Q’21 is comprised of 964 properties and represented 67% of our total portfolio as measured by contractual cash rent and interest divided by our cash ABR at September 30, 2021. Contractual Cash Rent: The amount of cash rent and interest our tenants are contractually obligated to pay per the in-place lease or mortgage as of September 30, 2021; excludes 1.) percentage rent that is subject to sales breakpoints per the lease and 2.) redevelopment properties in a free rent period. Defined Terms Same-Store Portfolio Performance Contractual Cash Rent ($000s) % Type of Business 3Q’21 3Q’20 Change Service $ 31,064 $ 31,170 -0.3% Experience 5,067 4,637 9.3% Retail 751 587 28.0% Industrial 673 660 2.0% Total Same-Store Rent $ 37,555 $ 37,054 1.4%

Supplemental Financial and Operating Information | As of September 30, 202114 Leasing Summary Lease Escalations 1. Based on cash ABR as of September 31, 2021. 2. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 79.8% 1.6% Every 2 years 1.7 1.5 Every 3 years 0.5 0.2 Every 4 years 0.3 1.0 Every 5 years 11.6 1.7 Other escalation frequencies 4.6 1.1 Flat 1.5 1.0 Total / Weighted Average 100.0% 1.6% Contractual Fixed 95% CPI 4% Flat 1%

Supplemental Financial and Operating Information | As of September 30, 202115 Glossary Supplemental Reporting Measures FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight- line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Supplemental Financial and Operating Information | As of September 30, 202116 Glossary Supplemental Reporting Measures We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash available for future investment. We believe excluding cash and cash equivalents and restricted cash available for future investment, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight- line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Supplemental Financial and Operating Information | As of September 30, 202117 Glossary Supplemental Reporting Measures Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all re-leasing, investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. Initial Portfolio Initial Portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property. Disclaimer Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).